Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

This memorandum of understanding (“MOU”) is entered into as of September 15, 2010, by and among the parties (by and through their respective undersigned counsel) in the following actions:  the action in the Delaware Court of Chancery captioned Peter P. Weigard v. Hicks, C.A. et al., No. 5732-VCS; and the action in the Delaware Court of Chancery captioned Tove Forgo v. Health Grades, Inc., et al C.A. No. 5716-VCS.  This MOU is intended to be and is a binding agreement among the parties.  This MOU outlines the general terms of the Settlement (as defined herein) that are to be embodied, together with such other consistent terms as may be agreed by the parties hereto, in a Stipulation (as defined herein) to be submitted for court approval as provided herein.

WHEREAS, on or about July 27, 2010, Health Grades, Inc. (“Health Grades” or the “Company”), Mountain Acquisition Corp., Mountain Merger Sub Corp. and Mountain Acquisition Holdings, LLC (collectively the “Mountain Entities”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Mountain Entities (owned by Vestar Capital Partners V, L.P. (“Vestar”)) would through a tender offer and subsequent merger acquire Health Grades, with non-dissenting stockholders of Health Grades to receive $8.20 per share in cash, without interest (the “Proposed Transaction” or the “Merger”);

WHEREAS, on August 10, 2010, the Mountain Entities commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of Health Grades’ common stock for $8.20 per share in cash;

WHEREAS, on August 10, 2010, Health Grades filed a Schedule 14D-9 with the SEC relating to the Offer (the “Schedule 14D-9”), which was amended on August 17, 2010, August 18, 2010, August 23, 2010, August 26, 2010, August 30, 2010, September 7, 2010 and September 10, 2010, and Vestar and the Mountain Entities filed a Tender Offer Statement on

Form SC TO-T with the SEC relating to the Offer (“Schedule TO”) which was amended on August 17, 2010, August 18, 2010, August 23, 2010, August 26, 2010, August 30, 2010, September 2, 2010, September 7, 2010, September 8, 2010 and September 10, 2010;

WHEREAS, on or about August 12, 2010, Plaintiff Tove Forgo filed a putative class action complaint in the Delaware Court of Chancery, entitled Tove Forgo v. Health Grades, Inc., et al., C.A. No. 5716-VCS, which seeks, among other things, injunctive relief, damages and equitable relief against Health Grades, Kerry Hicks, Mats Wahlstrom, Mary Boland, Leslie Matthews, John Quattrone, David Hicks, Allen Dodge and Wes Crews (the “Individual Defendants”), the Mountain Entities and Vestar (collectively, the “Defendants”) with respect to the Proposed Transaction (the “Forgo Action”);

WHEREAS, on August 16, 2010, Plaintiff Peter P. Weigard filed a putative class action complaint relating to the Proposed Transaction in Delaware Court of Chancery, entitled Peter P. Weigard v. Hicks, et al., C.A. No. 5732-VCS which seeks, among other things, injunctive relief, damages and equitable relief against Health Grades and the five Individual Defendants who are also members of Health Grades’ board of directors, namely Kerry Hicks, Mats Wahlstrom, Mary Boland, Leslie Matthews, and John Quattrone, with respect to the Proposed Transaction (the “Weigard Action” and collectively with the Forgo Action, the “Actions”);

WHEREAS, the complaints in the Actions challenge the Proposed Transaction and certain related matters, including certain terms of the Merger Agreement, alleging, among other things, that the Individual Defendants breached their fiduciary duties to the stockholders of Health Grades by, among other things, restraining the Company’s ability to solicit or engage in negotiations with any third party regarding a proposal to acquire the Company, and the complaint in the Forgo Action alleges that Health Grades, Vestar and the Mountain Entities aided and abetted such breaches;

WHEREAS, on or about August 12, 2010, Plaintiffs in the Forgo Action filed a Motion for Expedited Proceedings in connection with their Motion for a Preliminary Injunction.  Plaintiff Weigard subsequently filed motions seeking similar relief.  The Court granted Plaintiffs’ Motions for Expedited Proceedings in part on August 18, 2010, and scheduled a hearing on Plaintiffs’ Motion for a Preliminary Injunction for September 3, 2010;

WHEREAS, the parties in the Actions conducted expedited discovery in August 2010, which included the production of approximately 47,000 pages of documents by Health Grades and the Individual Defendants, approximately 63,000 pages of documents by the Mountain Entities and Vestar, and approximately 5,900 pages of documents by non-party Citigroup Global Markets, Inc. (“CitiGroup”).  The expedited discovery also included four depositions:  two witnesses from Health Grades, one witness from the Mountain Entities and Vestar, and one witness from Citigroup.

WHEREAS, after briefing and oral argument, on September 3, 2010, the Delaware Court of Chancery issued a bench ruling that, among other things, denied Plaintiffs’ Motion for a Preliminary Injunction, a transcript of which was attached to public disclosures made by Health Grades and Vestar;

WHEREAS, on September 10, 2010, the Mountain Entities, Vestar, and Health Grades announced the extension of the offer period for the Offer to September 16, 2010 from September 10, 2010, in order to provide the Defendants and Health Grades’ stockholders with additional time to continue to evaluate their alternatives and potential actions in light of the ruling issued by the Delaware Court of Chancery on September 3, 2010;

WHEREAS, counsel for the Plaintiffs and counsel for the Defendants have engaged in arm’s-length negotiations concerning a possible settlement of the Actions;

WHEREAS, Defendants recognize that counsel for Plaintiffs are experienced in litigating these types of class actions;

WHEREAS, pursuant to this settlement, certain changes are to be made to the Merger Agreement and the Tender and Support Agreements, dated as of July 27, 2010, by and among the Mountain Entities, Health Grades and four executive officers of Health Grades (the “Support Agreements”), and certain conforming changes are to be made to the terms of the Offer;

WHEREAS, following the expedited discovery described above, and subject to the additional discovery contemplated herein, counsel for Plaintiffs have concluded that the terms of the proposed settlement contained in this MOU are fair and adequate to Health Grades, its stockholders, and members of the Class (as defined below), and the parties believe that it is reasonable to pursue the settlement of the Actions based on the procedures and terms outlined herein and the benefits and protections offered hereby, and the parties wish to document their agreement in this MOU;

WHEREAS, all Defendants have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law of any kind or engaged in any of the wrongful acts alleged in the Actions, and expressly maintain that they have diligently and scrupulously complied with any and all legal duties, and are entering into this MOU solely to eliminate the burden and expense of further litigation;

WHEREAS, Plaintiffs’ entry into the MOU is not an admission as to the lack of any merit of any of the claims asserted in the Actions; and

WHEREAS, all parties recognize the time and expense that would be incurred by further litigation of the Actions and the uncertainties inherent in such litigation;

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Delaware Court of Chancery, by and among the parties hereto:

1. As a result of the negotiations with Plaintiffs in the Actions, the Defendants will make certain amendments to the Merger Agreement as described in Appendix A annexed hereto (and certain conforming changes to the Offer consistent therewith), certain amendments to the Support Agreements as described in Appendix B annexed hereto, and issue a press release in the form attached as Appendix C annexed hereto.

2. Plaintiffs and Defendants agree that except as expressly provided herein, the Actions and all proceedings therein shall be stayed pending submission of the proposed Settlement to the Delaware Court of Chancery for its consideration.  Counsel shall enter into such documentation as the parties may agree to be required or advisable to effectuate the foregoing agreements.

3. Subject to the satisfactory completion of the additional discovery pursuant to paragraph 5 below, Plaintiffs and Defendants shall use their good faith best efforts to agree upon and execute an appropriate stipulation of settlement on customary terms acceptable to all parties (the “Stipulation”) and such other documentation as may be required in order to obtain Final Court Approval (as defined below) of the Settlement and the dismissal of the Actions upon the terms set forth herein (collectively, the “Settlement Documents”).

4. The Stipulation shall, among other things, provide:

(a) that Defendants have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or any wrongful act, and that Defendants maintain that they have complied at all times and in all respects with their fiduciary and other legal duties;

(b) that all proceedings in the Actions, except for those proceedings related to the Settlement, shall be stayed until the resolution of all such Settlement-related proceedings;

(c) for certification of a mandatory class (with no right to opt out) of all Health Grades stockholders and their successors in interest and transferees, immediate, and remote, from July 27, 2010 through the Effective Time (as defined in the Merger Agreement) (the “Settlement Class”); provided however, that Defendants, their immediate family members, their directors or partners, their direct or indirect parent or subsidiary entities, or any person or entity over whom or which any Defendant exercises sole or exclusive control shall be excluded from the Settlement Class;

(d) subject to the performance, satisfaction, or waiver of the terms and conditions set forth herein, for entry of a judgment dismissing the Actions with prejudice and on the merits and without costs to any party, except as expressly provided herein;

(e) for complete mutual releases and settlement of any and all known and unknown claims (including Unknown Claims (as defined below)) for damages, injunctive relief, or any other remedy against all Defendants in the Actions (including all current directors and officers of Health Grades and Vestar, whether named as defendants or not), and any of their present or former affiliates, parents, subsidiaries (including the directors and officers of such affiliates, parents, and subsidiaries), general partners, limited partners, partnerships, and their respective officers, directors, managing directors, employees, agents, attorneys, advisors, insurers, accountants, auditors, trustees, financial advisors, lenders, investment bankers, associates, representatives, heirs, executors, personal representatives, estates, administrators, successors, and assigns (all, collectively, the “Released Persons”) that have been or could have been asserted by any member of the proposed Settlement Class in any forum, including class, derivative, individual, or other claims, whether state, federal, or foreign, common law, statutory, or regulatory, including, without limitation, claims under the federal securities laws, arising out of, related to, or concerning (i) the allegations contained in any of the Actions, (ii) the Proposed Transaction, the Merger Agreement, the Support Agreements, the Offer, the process leading to the execution of the Merger and Support Agreements and any negotiations, deliberations, contemplation, consideration and approval thereof and all related matters, any agreements, and disclosures relating to the Proposed Transaction, and any compensation or other payments made to any of the Defendants in connection with the Merger, (iii) the Schedule 14D-9, the Schedule TO and any other related filings with the SEC and any amendment thereto, or any other disclosures relating to the matters and agreements referenced in clause (ii) above, (iv) the negotiations leading up to the matters and agreements referenced in clause (ii) above; and (v) any matter that could have been asserted in any of the Actions regarding the matters and agreements referenced in clause (ii) above or any disclosure or alleged failure to disclose material facts to stockholders in connection with the Merger, by or on behalf of any person, or any alleged aiding and abetting of any of the foregoing (all, collectively, the “Released Claims”), shall be fully, finally, and forever compromised, settled, extinguished, dismissed, discharged, and released with prejudice pursuant to the terms and conditions herein, provided, however, that the claims to be released shall not include the right of any Settlement Class member or any of the Defendants to enforce the terms of the Settlement, nor shall the claims to be released include the right of any Health Grades shareholder or former Health Grades shareholder to seek appraisal of their Health Grades shares in accordance with Delaware law and the Notice of Appraisal;

(f) that the releases contemplated by the Settlement shall extend to claims that all members of the Settlement Class and Defendants do not know or suspect to exist at the time of the release relating in any way to the Proposed Transaction, which, if known, might have affected the decision to enter into the release or to object or not to object to the Settlement (“Unknown Claims”).  Members of the Settlement Class, and Defendants shall be deemed to waive, and shall waive and relinquish to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of Unknown Claims; further, with respect to any and all of the Released Claims, including any and all Unknown Claims, that (I) the Plaintiffs, members of the Settlement Class, and Defendants shall be deemed to waive, and shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;

(II) the Plaintiffs, members of the Settlement Class, and Defendants also shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542; and (III) the Plaintiffs, on behalf of the Settlement Class, and Defendants acknowledge that members of the Settlement Class and Defendants may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is the intention of the Plaintiffs, on behalf of the

Settlement Class, and Defendants to fully, finally, and forever settle and release with prejudice any and all Released Claims, including any and all Unknown Claims, hereby known or unknown, suspected, or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. The Plaintiffs acknowledge and the Members of the Settlement Class shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part;

(g) that Plaintiffs and their respective agents, including without limitation their counsel, will receive from the other parties to the Stipulation, as well as their successors and assigns, a full release, on the same or substantially equivalent terms as the release to be provided to Defendants;

(h) that Defendants are entering into the Stipulation solely because they contend and believe that the proposed Settlement would eliminate the burden, risk, and expense of further litigation, and because they contend and believe that it is in the best interests of Health Grades stockholders; and not due to any infirmity in their defenses to the claims asserted by Plaintiffs;

(i) that Plaintiffs’ entry into the Stipulation is not an admission as to the lack of any merit of any of the claims asserted in the Actions;

(j) that the parties agree to use their best efforts to prevent, stay, or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Settlement Class in any other litigation in any other court or tribunal against any of the Released Persons that challenges the Settlement, the Merger, the Offer, the Merger Agreement or the Support Agreements, or otherwise involves without limitation any of the Released Claims, except proceedings on behalf of any Health Grades shareholder or former Health Grades shareholder to seek appraisal of their Health Grades shares in accordance with Delaware law and the Notice of Appraisal, which proceedings shall not be affected in any manner by the Settlement;

(k) a provision that failure of any court to approve any requested award of attorneys’ fees and/or expenses in whole or in part shall have no effect on the Settlement set forth in this Stipulation;

(l) that the Defendants shall have the right to withdraw from the Settlement in the event that (i) the Proposed Transaction, including any of the transactions contemplated by the Merger Agreement, is not consummated for any reason by the End Date (as that term is defined in the Merger Agreement) or (ii) any claim related to the subject matter of the Actions, the Merger Agreement, the Support Agreements, the transactions contemplated by the Merger Agreement or the Support Agreements, including the Merger or the Released Claims is commenced or prosecuted against any of the Defendants in any court before Final Approval of the Settlement, and the parties are unsuccessful in enforcing paragraph 4(j) or in otherwise securing the dismissal with prejudice thereof (or a stay thereof in contemplation of dismissal with prejudice following Final Approval of the Settlement);

(m) that Plaintiffs shall have the right to withdraw from the Settlement in the event that the Company enters into and consummates a Superior Proposal (as defined in the Merger Agreement);

(n) that subject to the Order of the Court, pending final determination of whether the Settlement provided for in the Stipulation should be approved, that Plaintiffs and all members of the Settlement Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement, prosecution, or instigation of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against any Released Person;

(o) a representation, in a form acceptable to Plaintiffs, by Vestar and the Mountain Entities that they have not had any discussions, agreements or understandings with any third party with respect to, and no present intention or plan to engage in, a sale of all or substantially all of the assets or equity securities of Health Grades that would occur within twelve months following the consummation of the Offer at an implied enterprise value greater than the Offer purchase price;

(p)           that the Independent Committee (as defined in Appendix A) will contemporaneously (and, in no event, later than 24 hours) provide counsel for Plaintiffs with a copy of any Acquisition Proposal (as defined therein) that the Independent Committee, the Company or their respective advisors receive (which will be designated as Highly Confidential under the Confidentiality Stipulation and Order in place in the Actions).  The Independent Committee also will afford counsel for Plaintiffs (and their financial advisors, if any) an opportunity to present their views regarding any such Acquisition Proposal to the Independent Committee;

(q) that the terms of the Stipulation, including entry of final judgment with prejudice, the release of all Released Claims, and the payment of any awards of attorneys’ fees or other consideration (as set forth below), are expressly conditioned upon the Merger becoming effective under Delaware law by the End Date (as that term is defined in the Merger Agreement).  Provided, however, that in the event the Proposed Transaction is not consummated for any reason, Plaintiffs shall retain the right to make an application to the Court for a reasonable award of attorneys’ fees and expense based on the benefits conferred on Health Grades and/or the Class as a result of the Actions.  Defendants reserve all rights to oppose or take no action with respect to any fee application.  The Parties acknowledge and agree that any such fees and expenses awarded by the Court to Plaintiffs’ Counsel shall be paid solely by Health Grades or its successor(s) in interest.

5. The parties will make efforts to agree in good faith on reasonable additional discovery to enable Plaintiffs’ counsel to confirm the fairness and reasonableness of the settlement provided for herein.  The consummation of the settlement is subject to and conditioned upon the satisfactory completion by Plaintiffs and their counsel of such additional discovery.

6. The parties to the Actions will present the Settlement to the Court for hearing and approval as soon as reasonably practicable following dissemination of appropriate notice to class members, and will use their individual and collective best efforts to obtain Final Court Approval of the Settlement and the dismissal of the Actions with prejudice as to all claims asserted or which could have been asserted against the Defendants in the Actions and without costs to any party, except as expressly provided herein. The parties shall agree to a form of notice to submit for Court approval.  Defendants shall disseminate and administer notice and shall be solely responsible to pay the costs and expenses related to providing such notice as approved by the Court. Such notice shall be sent in accordance with the terms of the Stipulation and proposed form of Scheduling Order to be negotiated by the parties following the satisfactory completion of confirmatory discovery and negotiations of the Stipulation.  As used herein, “Final Court Approval” of the Settlement means that the Delaware Court of Chancery has entered an order approving the Settlement in accordance with the Stipulation, and such order is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for re-argument, appeal or review, by leave, certiorari, or otherwise, has expired.

7. The consummation of the Settlement is subject to: (a) the drafting, execution, and filing of the Settlement Documents in a form mutually acceptable to the parties; (b) Final Court Approval of the Settlement and dismissal of the Actions with prejudice; (c) consummation of the Merger by the End Date (as that term is defined in the Merger Agreement). This MOU shall be null and void and of no force and effect in the event that any of the foregoing conditions is not met, or should Plaintiffs’ counsel determine in good faith that the proposed Settlement is not fair, reasonable and adequate;  in such an event, the parties shall be deemed to be in the position they were in prior to the execution of this MOU, and this MOU and the statements made therein shall not be deemed to prejudice in any way the positions of the parties with respect to the Actions, or to constitute an admission of fact or wrongdoing by any party, and shall not entitle any party to recover any costs or expenses incurred in connection with the implementation of this MOU.

8.  The Parties agree to negotiate attorneys’ fees and expenses (the “Fees and Expenses”) in good faith following the signing of this MOU.  Plaintiffs’ Counsel intends to petition the Court for a reasonable award of Fees and Expenses in connection with the Actions.  Defendants in the Actions reserve all rights to oppose entry of any award of Fees and Expenses and/or the amount of any award of Fees and Expenses sought.  Except as provided herein, the Released Persons shall bear no other expenses, costs, damages, or fees alleged or incurred by any of the named plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents or representatives.  If the parties are unable to reach agreement regarding a reasonable award of fees and reimbursement of reasonable expenses, the parties intend to, and do, preserve all arguments in connection with any petition for attorneys’ fees and expenses by Plaintiffs’ counsel to the extent that such arguments do not directly contradict the facts set forth herein.

9. Plaintiffs represent that they are members of the Settlement Class. Plaintiffs and Plaintiffs’ Counsel represent and warrant that none of Plaintiffs’ claims referred to in this MOU or that could have been alleged in the Actions have been assigned, encumbered, or in any manner transferred in whole or in part.

10. The provisions contained in this MOU shall not be deemed a presumption, concession, or admission by any Defendant of any fault, liability, or wrongdoing as to any facts or claims that have been or might be alleged in the Actions, or in any other action or proceeding, for any purpose other than as provided expressly herein.

11. Each party severally acknowledges that no promise, inducement, or agreement not expressed herein has been made to it or him or her, that this MOU contains the entire agreement between or among the parties concerning the matters described in this MOU, and, except as expressly provided herein, that there are no third-party beneficiaries to this MOU.

12. This MOU may be executed in counterparts by any of the signatories hereto, including by telecopier, facsimile and e-mail .PDF attachment, and as so executed shall constitute one agreement.

13. This MOU and the Settlement contemplated by it shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles. Any action arising out of or relating to this MOU shall be brought exclusively in the Court of Chancery of the State of Delaware, or if such Court shall lack subject-matter jurisdiction over such action, then in such other state court of the State of Delaware as may have subject-matter jurisdiction over such action, provided however that the parties hereto expressly and irrevocably waive any right to trial by jury of any such action.

14. This MOU may be modified or amended only by a writing signed by all of the signatories hereto.

15.           If any provision or provisions of this MOU shall be held to be invalid, illegal, unenforceable or in conflict with the law of Delaware, the validity, legality and enforceability of the remaining provisions of the MOU shall not in any way be affected or impaired thereby.

16. Each of the attorneys executing this MOU has been duly empowered and authorized by his/her respective client(s) to do so.

/s/ Michael Rosner

By:

LEVI & KORSINSKY, LLP

Eduard Korsinsky, Esq.

Michael H. Rosner, Esq. (admitted pro hac vice)

30 Broad Street — 15th Floor

New York, NY 10004

(212) 363-7500

Co-Chair of Plaintiffs’ Executive Committee and

Attorneys for Plaintiff Peter P. Weigard

- and -

SMITH, KATZENSTEIN & FURLOW LLP

David A. Jenkins (ID No. 932)

800 Delaware Avenue, 10th Floor

P.O. Box 410

Wilmington, DE 19899

(302) 652-8400

Members of Plaintiffs’ Executive Committee and

Attorneys for Plaintiff Peter P. Weigard

/s/ Patricia Weiser

By:

THE WEISER LAW FIRM, P.C.

Patricia Weiser, Esq.

121 N. Wayne Avenue, Suite 100

Wayne, PA 19087

(610) 225-2677

Co-Chair of Plaintiffs’ Executive Committee and

Attorneys for Plaintiff Tove Forgo

- and -

RIGRODSKY & LONG, P.A.

Seth D. Rigrodsky (DE ID #3147)

Brian D. Long (DE ID # 4347)

919 N. Market Street, Suite 980

Wilmington, DE 19801

(302) 295-5310

Members of Plaintiffs’ Executive Committee and

Attorneys for Plaintiff Tove Forgo

- and -

RYAN & MANISKAS, LLP

Richard A. Maniskas

995 Old Eagle School Road

Suite 311

Wayne, PA 19087

(484) 588-5516

Members of Plaintiffs’ Executive Committee and

Attorneys for Plaintiff Tove Forgo

/s/ Stephen D. Hibbard

By:

SHEARMAN & STERLING LLP

Stephen D. Hibbard

Sean T. Strauss

525 Market Street, Suite 1500

San Francisco, California 94105

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

William M. Lafferty (#2755)

Eric S. Wilensky (#4774)

D. McKinley Measley (#5108)

Ryan J. Greecher (#5178)

1201 N. Market Street

Wilmington, DE 19801

(302) 658-9200

Counsel for Health Grades and the Individual Defendants

/s/ Yosef J. Riemer

By:
KIRKLAND & ELLIS LLP

Yosef J. Riemer

Galia Messika

Michael D. Reisman

601 Lexington Avenue

New York, NY  10022-4611

(212) 446-4800

RICHARDS, LAYTON & FINGER, P.A.

Gregory P. Williams (#2168)

John D. Hendershot (#4178)

Geoffrey G. Grivner (#4711)

920 North King Street

P.O. Box 551

Wilmington, DE 19899-0551

(302) 651-7700

Counsel for Vestar and the Mountain Entities

APPENDIX A

Amendment No. 3 to the Merger Agreement

See attached.

APPENDIX B

Form of Amendment No. 1 to the Support Agreements

See attached.

APPENDIX C

Press Release

See attached.